Exhibit (11)

February 5, 2018

BlackRock Variable Series Funds, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Variable Series Funds, Inc., a Maryland corporation (the “Corporation”), in connection with that Registration Statement on Form N-14 (File No. 333-221936, together with all amendments filed through the date hereof but excluding the exhibits thereto, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), which relates to the registration of shares (the “Shares”) of common stock, par value $0.10 per share, of the Company to be issued pursuant to (a) an Agreement and Plan of Reorganization among the Corporation, individually and with respect to BlackRock S&P 500 Index V.I. Fund, a series of the Corporation (the “S&P 500 Acquiring Fund”), HIMCO Variable Insurance Trust, a Delaware statutory trust (the “Selling Trust”), individually and with respect to HIMCO VIT Index Fund, a series of the Selling Trust (the “Index Target Fund”), Hartford Investment Management Company (“Hartford Investment Management”), investment manager to the Index Target Fund, and BlackRock Advisors, LLC (“BlackRock Advisors”), investment manager to the S&P 500 Acquiring Fund, and (b) an Agreement and Plan of Reorganization among the Corporation, individually and with respect to BlackRock Managed Volatility V.I. Fund, a series of the Corporation (the “Volatility Acquiring Fund”, together with the S&P Acquiring Fund, the “Acquiring Funds”), the Selling Trust, individually and with respect to HIMCO VIT Portfolio Diversifier Fund, a series of the Selling Trust (the “Portfolio Diversifier Target Fund”, together with the Index Target Fund, the “Target Funds”), Hartford Investor Management, investment manager to the Portfolio Diversifier Target Fund, and BlackRock Advisors, investment manager to the Volatility Acquiring Fund (together, substantially in the form attached as an appendix to the Combined Prospectus/Proxy Statement in the Registration Statement and assuming that the respective parties listed above enter into such agreements, the “Agreements”). The Agreements provide for (i) the transfer and delivery of substantially all of the assets of the Target Funds to the Acquiring Funds in exchange for the assumption by the Acquiring Funds of certain stated liabilities of the Target Funds and newly issued shares of the Acquiring Funds; (ii) the distribution of such shares of the Acquiring Funds to shareholders of the Target Funds; and (iii) the termination, dissolution and complete liquidation of the Target Funds as series of the Selling Trust.

We have examined the Registration Statement, the Agreements and such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Corporation. Based on that examination, we advise you that in our opinion the Shares, when issued under the circumstances contemplated in the Registration Statement and the Agreements, will be legally issued, fully paid and non-assessable.

BlackRock Variable Series Funds, Inc.

February 5, 2018

With respect to our opinion as to the valid issuance of the Shares, we are assuming that at the time the Shares are issued in accordance with the Registration Statement and the Agreements there will be a sufficient number of authorized but unissued shares of common stock of the Corporation for such issuance.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Christopher R. Johnson
Principal